Exhibit 4.02
Deutsche Bank AG New York Branch
60 Wall Street
New York, New York 10005

Dated as of July 5, 2016

Choice Hotels International, Inc.
1 Choice Hotels Circle
Suite 400
Rockville, Maryland 20850
Attention: Scott Oaksmith, Senior Vice President, Finance

Re: $450,000,000 Senior Unsecured Credit Facility
Choice Hotels International, Inc.
Extension Confirmation

Ladies and Gentlemen:

Reference is made to (i) the Senior Unsecured Credit Agreement dated as of July 21, 2015 (as amended, amended and restated, supplemented or otherwise modified to date, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), by and among Choice Hotels International, Inc., a Delaware corporation (the “Borrower”), the Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as the Arrangers and the Book-Running Managers, and Wells Fargo Bank, National Association, as Syndication Agent and Swingline Lender and (ii) that certain letter dated June 1, 2016 from the Borrower to the Administrative Agent requesting that each Lender extend such Lender’s current Maturity Date by one year (from July 21, 2020 to July 21, 2021) (the “Extension Request”).

The Administrative Agent hereby confirms (a) the Administrative Agent’s receipt from the Borrower of an extension fee, paid to the Administrative Agent for the ratable account of each Lender, in an amount equal to 5 bps multiplied by each Lender’s Commitment as of the date hereof (the
“Extension Fee”), (b) that each Lender has consented to the Extension Request and agreed to extend such Lender’s current Maturity Date by one year pursuant to a written notice delivered to the Administrative Agent prior to the date hereof in accordance with Section 2.16(a) of the Credit Agreement, subject to such Lender’s receipt of the Extension Fee, and (c) the extension of the Initial Maturity Date of the Facility with respect to each Lender, with the New Maturity Date being July 21, 2021 (or such earlier date on which the Commitments may terminate in accordance with clauses (b), (c) or (d) of the definition of “Maturity Date” in the Credit Agreement).
The Borrower, and by their execution of the attached consent, the Guarantors, hereby confirm that the Credit Agreement and each of the other Loan Documents (as so extended) are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this letter by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this letter.

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Yours truly,

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

/s/ James Rolison
By: _______________________________
Name: James Rolison
Title: Managing Director

/s/ Alexis Block
By: _______________________________
Name: Alexis Block
Title: Director

ACKNOWLEDGED AND AGREED:

CHOICE HOTELS INTERNATIONAL, INC.,
a Delaware corporation, as Borrower

/s/ Scott Oaksmith
By: _______________________________
Name: Scott Oaksmith
Title: Senior Vice President, Finance

CONSENT
Dated as of July 5, 2016
Each of the undersigned, as a Guarantor under the Senior Unsecured Credit Agreement dated as of July 21, 2015 (as amended, amended and restated, supplemented or otherwise modified to date, the “Credit Agreement”), by and among Choice Hotels International, Inc., a Delaware corporation (the “Borrower”), the Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as the Arrangers and the Book-Running Managers, and Wells Fargo Bank, National Association, as Syndication Agent and Swingline Lender, hereby consents to extension of the Maturity Date as described in the letter to which this Consent is attached (the “Extension Letter”), and hereby confirms and agrees that notwithstanding the effectiveness of the Extension Letter, the rights and obligations of each of the undersigned pursuant to that certain Guarantee Agreement dated as of July 21, 2015 are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

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GUARANTORS:

CHOICE HOTELS INTERNATIONAL SERVICES CORP., a Delaware corporation

/s/ Scott Oaksmith
By: _______________________________
Name: Scott Oaksmith
Title: Senior Vice President, Finance

SUBURBAN FRANCHISE HOLDING COMPANY, INC., a Georgia corporation

/s/ Scott Oaksmith
By: _______________________________
Name: Scott Oaksmith
Title: Senior Vice President, Finance

SUBURBAN FRANCHISE SYSTEMS, INC., a Georgia corporation

/s/ Scott Oaksmith
By: _______________________________
Name: Scott Oaksmith
Title: Senior Vice President, Finance